BY-LAWS

OF

ACORN ENERGY, INC.

(formerly known as Defense Software & Systems, Inc. and Data Systems & Software Inc.)

ACORN ENERGY, INC.

AMENDMENTS TO THE BY-LAWS
ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 5, 2023
AND EFFECTIVE AS OF SEPTEMBER 7, 2023

Sections 1, 2 and 3 of Article X of the Corporation's By-laws shall be amended and restated in full to read as follows:

"SECTION 1. Form of Stock. The stock of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and recorded as they are issued. Any duly appointed officer of the Corporation is authorized to sign stock certificates. Any or all of the signatures on any stock certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a stock certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Notice Upon Issuance or Transfer. Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the Corporation shall send to the record owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Delaware, the name of the stockholder, the number of shares and class (and the designation of the series, if any) of the stock, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Restated Certificate of Incorporation, these By-laws, any agreement among stockholders or any agreement between stockholders and the Corporation.

SECTION 3. Transfer and Registration of Stock. The transfer of stock and certificates of stock that represent shares of stock of the Corporation shall be governed by Article 8 of Title 6 of the Delaware Code (the Uniform Commercial Code -- Investment Securities, as amended from time to time). Registration of transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or Assistant Secretary of the Corporation, and, with respect to transfers of certificated stock, on the surrender of the certificate(s) for such shares properly endorsed or accompanied by a stock power properly executed."

DATA SYSTEMS & SOFTWARE INC.

Amendments to the By-laws Adopted by the Board of Directors on December 27, 1994

RESOLVED, that the By-laws of the Corporation, as amended to date, are hereby amended as follows:

1. By deleting Article II, Section 2 thereof in its entirety and substituting therefor the following:

> SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board or the President of the Corporation, and may not be called by any other person or persons. Any such special meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

2. By adding the following as Article II, Sections 6 and 7 thereof.

> SECTION 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made,

whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

SECTION 7. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual or any special stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; and provided, further, however, that this Section 7 shall not apply to any special meeting of stockholders where only the holders of one or more classes

or series of preferred stock of the Corporation are entitled to vote. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Except as otherwise provided in this Section 7, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

BYLAWS OF

DEFENSE SOFTWARE & SYSTEMS, INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Defense Software & Systems, Inc. (hereinafter called the Corporation) in the State of Delaware shall be in the City of Dover, County of Kent, and the registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

SECTION 2. Other Offices. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders; Stockholders' Consent in Lieu of Meeting

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated by the

Board or as shall be designated in the notice or waiver of notice thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board or the President of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of Common Stock of the Corporation issued and outstanding, such meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 3. Notice of Meetings. Subject to Article XI of these Bylaws, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Subject to Article XI of these Bylaws and except as otherwise expressly required by law, notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting.

SECTION 4. Quorum; Voting. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued and outstanding, and entitled to be voted at the meeting, shall be present in person or by proxy to

constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

At all meetings of the stockholders, all matters, except as otherwise provided by law or in these Bylaws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 5. Stockholders' Consent in Lieu of Meeting. Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the stockholders of

the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of stockholders' meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number and Term of Office. The number of directors which shall constitute the whole Board shall be three or such other number as the Board or the stockholders shall from time to time determine. Directors need not be stockholders or citizens or residents of the United States of

America. Each of the directors of the Corporation shall hold office until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3. <u>Organization and Order of Business.</u> At each meeting of the Board, the Chairman shall preside thereat. In the case of the absence of the Chairman, the Vice Chairman shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the Chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 4. <u>Resignation.</u> Any director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. <u>Removal of Directors.</u> Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 6. Vacancies. Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose.

SECTION 7. Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

SECTION 8. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 11 of this Article.

(b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

(c) Special Meetings. Special meetings of the Board shall be held whenever called by the President or any two of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

SECTION 9. Notice of Meetings. Subject to Article XI of these Bylaws, the Secretary of the Corporation shall give notice to each director of each meeting of the Board, including the time and place of such meeting, except that notice of any meeting shall not be required to be given to any director who shall attend such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.

SECTION 10. Quorum and Manner of Acting. Except as provided by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

SECTION 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

SECTION 12. Meetings by Telephone, etc. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 13. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14. Executive and Other Committees.

(a) Executive Committee. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of such number of directors, not less than three, as the Board shall appoint. The Board shall have power to designate alternate members of the Executive Committee. Vacancies occurring on the Executive Committee for any reason may be filled by the Board at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

(b) Functions and Powers of Executive Committee. The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that the Executive Committee may, to the extent authorized in resolutions adopted by the Board providing for the issuance of shares of stock, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets

of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board, changing the membership of or filling vacancies on the Executive Committee or amending these Bylaws. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware unless such power and authority shall be expressly delegated to it by a resolution passed by a majority of the whole Board. At each meeting of the Board, the Executive Committee shall make a report of all action taken by it since its last report to the Board.

(c) Executive Committee Meetings, Quorum and Manner of Acting. The Executive Committee shall meet annually as soon as practicable after the annual meeting of the Board if necessary to appoint officers not elected by the Board and shall meet at

such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman. A majority of the Executive Committee may determine its rules of procedure and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given.

(d) Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate other committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. A majority of all the members of any such committee may determine its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time,

to designate alternate members of any such committee and fill vacancies therein and to discharge any such committee either with or without cause, at any time.

ARTICLE IV

Officers

SECTION 1. Number and Term of Office. The principal officers of the Corporation shall be a President (who shall be a director and shall also be the Chief Executive Officer), a Chairman of the Board of Directors, such number of Vice Presidents as the Board may determine from time to time, a Controller, a Treasurer and a Secretary. Each such officer shall be elected by the Board at its annual meeting and shall hold office until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may, in its discretion, designate any such Vice President by a number or numbers or a word or words (including, without limitation, the words "Executive" and "Senior") added before or after such title.

The Executive Committee, the President or the Board may appoint such other officers of the Corporation (including, without limitation, one or more Vice Chairmen, one or more Assistant Vice Presidents, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries) as it or he deems necessary who shall have such

authority and shall perform such duties as the Executive Committee or the President may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

A vacancy in any office may be filled for the unexpired portion of the term by the Board at any meeting thereof or, if the officer theretofore holding such office shall have been appointed by the Executive Committee or the President, by the Executive Committee or the President.

All officers and agents of the Corporation shall be subject to removal, with or without cause, at any time by the Board or by the stockholders of the Corporation and, in the case of officers appointed by the Executive Committee or the President, by the Executive Committee or the President, as the case may be. The Board may require any officer to give security for the faithful performance of his duties.

Any officer may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Any number of offices may be held by the same person, except that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 2. President. The President shall be a member of the Board, shall preside at all meetings of the stockholders at which he shall be present, shall be the Chief Executive Officer of the Corporation and, subject to the direction of the Board, shall have such powers and perform such duties as pertain to the office of President and Chief Executive and as the Board may from time to time prescribe, shall have the direction of all subordinate officers, agents and employees and may assign such duties to such other officers as he deems appropriate, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by these Bylaws, the Board or the Executive Committee.

SECTION 3. Vice Presidents. Each Vice President elected by the Board shall have such powers and perform such duties as the Board, the Executive Committee or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 4. Controller. The Controller shall have control of all books of account of the Corporation, shall keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses, shall keep all accounting records of the Corporation, and shall render to the Board or the Executive Committee, whenever required to do so, an account of the financial condition of the Corporation. He shall have such powers and perform such duties as pertain to the office of Controller and shall perform such other duties as may from time to time be assigned to him by the Board, the Executive Committee or the President.

SECTION 5. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. He shall disburse the funds of the Corporation as may be ordered by the Board or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board or the Executive Committee, whenever required to do so, and shall present at the annual meeting of the stockholders, if called upon to do so, a statement of all his transactions as Treasurer. He shall have such powers and perform such duties as pertain to the office of Treasurer and shall perform such other duties as may from time to time be

assigned to him by the Board, the Executive Committee or the President.

SECTION 6. Secretary. The Secretary shall keep the records of the proceedings of all meetings of the stockholders and of the Board or any committee thereof. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records).

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1. Execution of Documents. The Board or the Executive Committee shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws,

no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the Executive Committee or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporation. The Board or the Executive Committee may designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem

necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1986 Delaware".

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.

ARTICLE IX

Indemnification

The Corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or

completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or his intestate is or was a director, officer or employee of the Corporation, any corporation which may be absorbed in a consolidation or merger with the Corporation and which, if its separate existence had continued, would have had power and authority to indemnify such person (a "Predecessor") or any corporation, partnership, joint venture, trust or other enterprise which he served as a director, officer or employee at the request of the Corporation or a Predecessor (an "Affiliate") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action, suit proceeding by or in the right of the Corporation, there shall be no indemnification hereunder in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties unless, and then only to the extent that, a court of proper jurisdiction shall have determined that

despite such adjudication such person is fairly and reasonably entitled to indemnification.

The indemnification provided for above shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled or of any power of the Corporation apart from the provisions of this Article IX.

ARTICLE X

Shares and Their Transfer

SECTION 1. Certificates for Shares. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or it in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the

number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. Transfer and Registration of Stock. The transfer of stock and certificates of stock that represent the shares of stock of the Corporation shall be governed by Article 8 of Title 6 of the Delaware Code (the Uniform Commercial Code--Investment Securities, as amended from time to time). Registration of transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power properly executed.

SECTION 4. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board may prescribe.

ARTICLE XI

Waivers of Notice

Whenever notice is required to be given under any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors, need be specified in any written waiver of notice thereof.

ARTICLE XII

Amendments

These Bylaws, or any of them, may be altered, amended or repealed by the Board at any meeting thereof or by written consent of the board in lieu of a meeting or by the stockholders entitled to vote thereon at any annual or special meeting thereof or in accordance with Section 5 of Article II of these Bylaws.